UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2014

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7911 Herschel Avenue, Suite 201 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01         Entry into a Material Definitive Agreement.

Houston 100 (Texas)

On September 26, 2014, Reven Housing Texas, LLC, a Delaware limited liability company and a wholly owned subsidiary of Reven Housing REIT, Inc. (the “Company”), entered into a Single Family Homes Real Estate Purchase and Sale Agreement (the “Agreement”) with Red Door Housing, LLC, a Texas limited liability company (the “Seller”), to purchase a portfolio of up to 100 single-family homes located in the Houston, Texas, metropolitan area from the Seller. The Seller is unaffiliated with the Company. The Agreement provides for a deposit of $87,000 within five business days of the execution of the agreement, and the total contract purchase price for the 100 properties is $8,700,000, excluding closing costs and subject to certain adjustments. The properties collectively encompass an aggregate of 144,421 rental square feet, of which 80 properties are subject to one-year leases with tenants and 20 properties are subject to month-to-month leases with tenants.

For a period commencing on the effective date of the Agreement and ending on February 28, 2015(the “Due Diligence Period”), the Company may retain a contractor or home inspector mutually acceptable to the Company and the Seller to identify any necessary repairs and the cost to make such repairs. The Seller will be responsible to pay for all repairs identified by such third-party inspector that are reasonably estimated to cost more than $1,000 per single repair item. The Agreement contains customary representations and warranties by the Seller, and the Company would be obligated to purchase the properties only after satisfaction of agreed upon closing conditions. The Company may terminate the Agreement for any or no reason by giving written notice of such termination to the Seller on or before the expiration of the Due Diligence Period.

The Agreement provides that the closing for the purchase of the properties is to occur on or before February 28, 2015. There can be no assurance that the Company will consummate the acquisition.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed with this report:

Exhibit 10.1	Single Family Homes Real Estate Purchase and Sale Agreement (Houston 100) dated September 26, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: September 30, 2014	/s/ Chad M. Carpenter
Chad M. Carpenter
Chief Executive Officer